EXHIBIT 10.2

AMENDMENT, dated as of October 10, 2018, to the ISDA Master Agreement, dated as of July 12, 2017 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between JPMORGAN CHASE BANK, N.A. (“Party A”) and CAMBRIDGE MASTER FUND L.P. (“Party B”).

1.          Amendments to Agreement.  Party A and Party B hereby agree to amend the Agreement as follows, effective as of October 1, 2018:

a.          Part 1(7)(a) of the Schedule to the Agreement is amended by deleting it in its entirety and replacing it with the following:

(a)          Investment Manager.  Ceres Managed Futures LLC (“CMF”) or Mesirow Financial International UK, Limited (the “Investment Manager”) ceases to have authority over the trading and investment activities of Party B (including, without limitation, the authority to enter into Transactions, execute Confirmations, exercise all rights of Party B in respect of Transactions, and make payments under this Agreement on behalf of Party B) and if Party A reasonably determines that such action has had, or will have, a material adverse effect on the ability of Party B to perform its obligations under this Agreement; provided, that the termination of the authority of the Investment Manager shall not constitute an Additional Termination Event if (i) the Investment Manager is replaced with another investment manager (“Replacement Investment Manager”) selected by CMF in its reasonable discretion; provided, further, that (x) any such Replacement Investment Manager shall be selected by CMF with reasonable care and diligence and (y) Party A must consent to such Replacement Investment Manager, which consent shall not be unreasonably withheld by Party A or (ii) CMF itself is the sole Investment Manager with sole authority over the trading and investment activities of Party B.  Any reference to “Investment Manager” herein, in the event the Investment Manager is replaced with a Replacement Investment Manager, shall be deemed to refer to any such Replacement Investment Manager.

b.          Part 4(9) of the Schedule to the Agreement is amended by deleting it in its entirety and replacing it with the following:

(9)          “Affiliate” will have the meaning specified in Section 14 of this Agreement; provided, however, that with respect to Party B, Affiliate shall exclude Mesirow Financial International UK, Limited.

c.          Part 6(4)(a)(i) of the Schedule to the Agreement is amended by deleting it in its entirety and replacing it with the following:

(i) input (each such input, a “Transaction Message”) onto a JPM Website the material economic terms of one or more Relevant Transactions that (x) Party B has entered into directly with Party A or (y) Party B has entered into with an executing dealer (as identified in accordance with subsection (c) immediately below) pursuant to a Foreign Exchange and Bullion Authorization Agreement among Party A, Mesirow Financial International UK, Limited, and Party B (as amended or supplemented from time to time, the “Authorization Agreement”) under, and subject to the terms and conditions of, which Party B has been authorized to enter into such a transaction on behalf of Party A; or

2.          Miscellaneous.

a.          All capitalized terms used herein which are not defined herein shall have the meanings set forth therefor in the Agreement.  All references in the Agreement to the "Agreement" shall refer to the Agreement as defined therein, as amended by this Amendment.

b.          Except as specifically amended hereby, the Agreement shall continue in full force and effect and nothing contained herein shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

c.          This Amendment may be executed in counterparts by the parties hereto, each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

d.          This Amendment shall be governed by, and construed in accordance with the law specified as the Governing Law in the Schedule to the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

JPMORGAN CHASE BANK, N.A.	CAMBRIDGE MASTER FUND L.P. By: Ceres Managed Futures LLC

By: /s/ John M. DeAngelis Name: John M. DeAngelis Title: Vice President JPMorgan Chase Bank, N.A.	By: /s/ Patrick T. Egan Name: Patrick T. Egan Title: President Ceres Managed Futures LLC

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